Exhibit 99.1

Jeffrey W. Runge, MD, Former Chief Medical Officer for the Department of Homeland Security, Appointed to Conmed Healthcare Management, Inc. Board of Directors

Board of Directors Increased to Six Members

Hanover, Md. -- (BUSINESS WIRE) — January 18, 2011 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county detention centers, today announced that the Company’s Board of Directors has increased the size of the board to six members and appointed Jeffrey W. Runge, MD to the Company’s board, effective immediately. Dr. Runge is currently a Principal at The Chertoff Group, a firm providing advisory services in business risk management, homeland security and homeland defense. He is also the President and founder of Biologue, Inc., which provides consulting in biodefense, medical preparedness and injury prevention and control.

"Dr. Runge’s background and insights will be a valuable asset to our expanded board,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed. “We welcome him to the board and look forward to having the benefit of his perspective, guidance and counsel as we continue to work toward growing our business and delivering shareholder returns over the long term.  Dr. Runge’s experience at the Department of Homeland Security (DHS) will be increasingly important to Conmed’s relationships with those county detention facilities that house detainees for Immigration and Customs Enforcement (ICE), the principal investigative arm of DHS.  Housing and proper care of ICE detainees is an important part of the operational economics of many of our community correctional facilities as well as prospective clients.”

From 2001 through August 2008, Dr. Runge served in the Bush administration, first as the head of the National Highway Traffic Safety Administration, and, beginning in September 2005, as the  Department of Homeland Security’s first Chief Medical Officer. Dr. Runge founded the DHS Office of Health Affairs in 2007 and was confirmed by the Senate as DHS’s first Assistant Secretary for Health Affairs in December 2007. Dr. Runge also served as Acting Department of Homeland Security Undersecretary for Science and Technology from February through August 2006. In his role at DHS, Dr. Runge oversaw the operations of the Department’s biodefense activities, medical preparedness and workforce health protection, including managing DHS’s role in Project BioShield, working with the various federal departments on medical countermeasure assurance. Prior to joining DHS, Dr. Runge was Assistant Chairman of the Department of Emergency Medicine at the Carolinas Medical Center in Charlotte, N.C., from 1984 through 2001. Dr. Runge earned his medical degree from the Medical University of South Carolina and his undergraduate degree from the University of the South. Dr. Runge has served as a member of the Board of Directors of Pharmathene, Inc. since December 2009.

“I look forward to serving on the Conmed Board of Directors,” commented Dr. Runge. “The Company is dedicated to providing its customers innovative, cost-effective and quality healthcare solutions for inmate populations; they value their employees and are committed to strategies that grow the Company in quality and value for its shareholders.”

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; investigation and auditing of our contracts by government agencies; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influence of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 646-415-8972
peter@haydenir.com

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